AGREEMENT AND PLAN OF REORGANIZATION



                                By and Between


                       WELLNESSAMERICA.COM CORPORATION

                            A Delaware Corporation

                                     and


                                SONTECH, INC.

                             A Nevada Corporation







                               October 2, 2000

Table of Contents

RECITALS.....................................................................6

ARTICLE I....................................................................6
ACQUISITION OF WAC...........................................................6
1.01.Stock of SONTECH and WAC................................................6
(a)WAC Common Stock..........................................................6
(b)Surrender and Exchange of WAC Common Stock................................6

ARTICLE II...................................................................7
STOCKHOLDER APPROVAL, BOARD OF DIRECTORS RECOMMENDATIONS, AND EFFECTIVE TIME.7
2.01.Stockholder Approvals and Board of Directors Recommendations............7

ARTICLE III..................................................................7
REPRESENTATIONS AND WARRANTIES...............................................7
3.01.WAC Representations and Warranties......................................7
(a) Security Holders.........................................................7
(b)Financial Statements......................................................7
(c)Undisclosed Liabilities...................................................7
(d)Absence of Changes........................................................7
(e)Litigation and Claims.....................................................8
(f)Due Organization and Qualification........................................8
(g)Tax Matters...............................................................8
(h)Material Agreements and Employment Contracts..............................8
(i)Title to Property and Related Matters.....................................8
(j)Corporate Records.........................................................9
(k)Licenses, Trademarks and Trade Names......................................9
(l)Corporate Authority.......................................................9
(m)Binding Obligation of WAC.................................................9
(n)Capitalization............................................................9
(o)Full Disclosure...........................................................9
(p)Finders or Brokers........................................................9
(q)Employment Agreements.....................................................9
(r)Share Ownership...........................................................9
(s)Approvals Required........................................................9
3.02.SONTECH Representations and Warranties.................................10
(a)Shares of SONTECH Common Stock...........................................10
(b)Due Authorization and Qualification......................................10
(c)Financial Statements.....................................................10
(d)Undisclosed Liabilities..................................................10
(e)Absence of Changes.......................................................11
(f)Litigation and Claims....................................................11
(g)Due Organization and Qualification.......................................11
(h)Tax Matters..............................................................11
(i)Breach of Agreements.....................................................11
(j)Capitalization...........................................................11
(k)Full Disclosure..........................................................12
(l)Title to Property and Related Matters....................................12
(m)Compliance, Governmental Authorization...................................12
(n)Brokerage Fees...........................................................12
(o)Public Statements........................................................12
(p)Regulatory Filings.......................................................12
(q)Material Agreements and Employment Contracts.............................12
(r)Corporate Records........................................................13
(s)Corporate Authority......................................................13
(t)Binding Obligation of SONTECH............................................13

ARTICLE IV..................................................................13
COVENANTS...................................................................13
4.01.Covenants of WAC.......................................................13
(a)Conduct of Business......................................................13
(b)No Solicitation..........................................................13
(c)WAC Actions..............................................................13
4.02.Covenants of SONTECH...................................................14
(a)Conduct of Business......................................................14
(b)No Solicitation..........................................................14
(c)SONTECH Actions..........................................................14
(d)Agreement to Vote........................................................14
4.03.Covenants of SONTECH and WAC...........................................14
(a)Access to Information....................................................14
(b)Commercially Reasonable Efforts..........................................15
(c)Public Announcements.....................................................15
(d)Notification of Certain Matters..........................................15
(e)Expenses.................................................................15
(f)Failure to Take Action...................................................16
(g)Exhibits, Closing Statements and Schedules...............................16

ARTICLE V...................................................................16
CONDITIONS PRECEDENT TO PARTIES' OBLIGATIONS................................16
5.01.Conditions Precedent to WAC's Obligations..............................16
(a)Accuracy of Representations and Warranties...............................16
(b)Compliance with Covenants................................................16
(c)Form of New Certificates.................................................16
(d)Approval by Counsel......................................................16
(e)Opinion of Counsel.......................................................16
(f)Officer's Certificate....................................................17
(g)Closing Financial Statements.............................................17
5.02.Conditions Precedent to Obligations of SONTECH.........................17
(a)Accuracy of Representations and Warranties...............................17
(b)Compliance with Covenants................................................17
(c)Approval by Counsel......................................................17
(d)Opinion of Counsel.......................................................17
(e)Officers' Certificate....................................................18
(f)Closing Financial Statements.............................................18
5.03.Conditions Precedent to Obligations of WAC and SONTECH.................18
(a)WAC Stockholder Approval.................................................18
(b)Certain Proceedings......................................................18

ARTICLE VI..................................................................18
CLOSING.....................................................................18
6.01.Time and Place.........................................................18
6.02.Documents at Closing...................................................18
(a)Documents by WAC.........................................................18
(b)Documents by SONTECH.....................................................19

ARTICLE VII.................................................................19
TERMINATION AND ABANDONMENT.................................................19
7.01.Termination............................................................19
(a)Mutual Consent...........................................................19
(b)Order of Judicial or Regulatory Authority................................19
7.02.Termination by WAC.....................................................20
7.03.Termination by SONTECH.................................................20
7.04.Procedure for Termination..............................................20
7.05.Effect of Termination and Abandonment..................................20

ARTICLE VIII................................................................20
DISPUTE RESOLUTION..........................................................20
8.1.Agreement Disputes......................................................20
8.2.Arbitration in Accordance with American Arbitration Association Rules...20
8.3.Final and Binding Awards................................................21
8.4.Costs of Arbitration....................................................21
8.5.Settlement by Mutual Agreement..........................................21

ARTICLE IX..................................................................21
OTHER MATTERS...............................................................21
9.01.The Closing............................................................21
9.02.Survivability and Investigations.......................................21
9.03.Nature of Representations and Warranties...............................21
9.04.Further Assurances.....................................................21
9.05.Waiver of Compliance and Consents......................................21
9.06.Notices................................................................21
9.07.Interpretation.........................................................22
9.08.Counterparts...........................................................22
9.09.Governing Law..........................................................22
9.10.Binding Effect.........................................................22
9.11.Entire Agreement.......................................................22
9.12.Severability...........................................................22
9.13.Default Costs..........................................................22

Schedule 1..................................................................24
Liabilities of WAC Not Disclosed in Financial Statements....................24

Schedule 2..................................................................25
Adverse Changes since the date of the Financial Statements..................25

Schedule 3..................................................................26
Litigation..................................................................26

Schedule 4..................................................................27
Exceptions to Compliance with Laws and Regulations..........................27

Schedule 5..................................................................28
Exceptions with Respect to Tax Matters......................................28

Schedule 6..................................................................29
Material Agreements, Employment Contracts and Employee Benefit Plans........29

Schedule 7..................................................................30
Exceptions to Title to Properties and List of Real Property.................30

Schedule 8..................................................................31
Licenses, Trademarks and Trade Names........................................31

Schedule 9..................................................................32
WAC's Capitalization........................................................32

Schedule 10.................................................................33
Liabilities of SONTECH Not Disclosed in Financial Statements................33

Schedule 11.................................................................34
Adverse Changes Since the Date of the Financial Statements..................34

Schedule 12.................................................................35
Litigation..................................................................35

Schedule 13.................................................................36
Exceptions to Title to Properties...........................................36

Schedule 14.................................................................37
Exceptions to Compliance with Laws and Regulations..........................37

Schedule 15.................................................................38
Commitments to Issue WAC's Acquisition Securities...........................38

Schedule 16.................................................................39
Material Agreements, Employment Contracts and Employee Benefit Plans........39

Schedule 17.................................................................40
Capitalization of SONTECH...................................................40

EXHIBIT A...................................................................41
WAC Common Stock Owned by Stockholders......................................41
SONTECH Common Stock to be Issued...........................................41

EXHIBIT B...................................................................42
Form of Certificate of SONTECH Common Stock.................................42

EXHIBIT C...................................................................43
Members of the Board of Directors of SONTECH at the Effective Time..........43

EXHIBIT D...................................................................44
Senior Officers of WAC Acquisition at the Effective Time....................44

EXHIBIT E...................................................................45
Opinion of SONTECH's Counsel................................................45

EXHIBIT F...................................................................46
Opinion of WAC's Counsel....................................................46

EXHIBIT G-1.................................................................47
SONTECH Officers' Certificate Concerning Accuracy...........................47

EXHIBIT G-2.................................................................48
WAC Officers' Certificate Concerning Accuracy...............................48

EXHIBIT H...................................................................49
List of Definitions and Meaning of Terms....................................49

                     AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization ("Agreement"), is made and executed this second day of October, 2000, by and between

(1)WELLNESSAMERICA.COM CORPORATION, a Delaware corporation ("WAC"), and

(2)Sontech, Inc., a Nevada corporation ("SONTECH").

The foregoing entities may be referenced by the term "party" or "parties" in this Agreement where and when necessary.

                                   RECITALS

WHEREAS, the respective Boards of Directors of SONTECH and WAC approved, on October 2, 2000, the acquisition of WAC by SONTECH, pursuant and subject to the terms and conditions of this Agreement (the "Reorganization");

WHEREAS, under the terms of the Reorganization, each outstanding share of WAC common stock, of par value equal to $0.001 per share, at the Effective Time will be exchanged for an equivalent amount of SONTECH common stock; and

WHEREAS, SONTECH and WAC contemplate that the Reorganization will be classified as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code"); and

WHEREAS, SONTECH and WAC desire to make certain representations, warranties, and agreements in connection with the Reorganization, and to also set forth the Reorganization's various conditions precedent; and

WHEREAS, the respective Boards of Directors of SONTECH and WAC have adopted resolutions approving this Agreement; and

WHEREAS, SONTECH is presently registered under Regulation 10SB of the Securities and Exchange Act of 1934 ("SEA" or the "Act"), as amended, and therefore files forms 10K and/or other periodic reports with the United States Securities and Exchange Commission ("SEC");

WHEREAS, this Agreement and Plan of Reorganization may accordingly be subject to SEC review and approval; and

WHEREAS, the terms used in this Agreement shall have the meanings respectively attributed to them in Exhibit "H" hereto;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement, and intending to be legally bound, the parties agree to the following:

                                  ARTICLE I
                              ACQUISITION OF WAC

1.01.Stock of SONTECH and WAC.

(a)WAC Common Stock.  On the Effective Date, SONTECH ("Acquiring Corporation")
shall acquire all of the issued and outstanding shares of WAC.    Each share
of WAC common stock, at par value of $.001 per share ("WAC Common Stock") outstanding at the Effective Date shall be exchanged for one (1) share of SONTECH common stock at par value of $.001 per share. If, at Closing, SONTECH does not acquire "control" (as such term is defined in Section 368(c) of the Code) of WAC, SONTECH may unilaterally terminate this agreement.

(b)Surrender and Exchange of WAC Common Stock. At Closing, each holder of an outstanding certificate or certificates (the "Old Certificates") theretofore representing shares of WAC Common Stock, upon surrender of the same to SONTECH, shall be entitled to consequently receive and exchange a certificate or certificates (the "New Certificates"), which SONTECH agrees to make available at the Effective Time, that represents the number of whole SONTECH Common Stock shares into and for which the shares of WAC Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of SONTECH Common Stock will be issued, no WAC stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a SONTECH stockholder.

ARTICLE II
STOCKHOLDER APPROVAL, BOARD OF DIRECTORS'
RECOMMENDATIONS, AND EFFECTIVE TIME

2.01.Stockholder Approvals and Board of Directors Recommendations. A notice to the Stockholders of WAC and SONTECH shall be provided in accordance with Delaware General Corporation Law and the Nevada Revised Statutes (respectively), as amended, as promptly as possible, announcing, among other matters, the adoption and approval of this Agreement, the Reorganization, and the other related transactions contemplated under this Agreement's terms. Subject to their respective fiduciary duty to stockholders, the parties' boards of directors and shareholders shall adopt and approve this Agreement, the Reorganization, and the other transactions contemplated herein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.01.WAC Representations and Warranties. WAC, as a material inducement to SONTECH to enter into this Agreement and to consummate the transactions contemplated by this Agreement, makes the following representations and warranties to SONTECH, which will be true and correct in all material respects at the Effective Time:

(a) Security Holders. The stockholders listed on Exhibit "A" (incorporated herein by reference) are the only owners, of record and beneficially, of all issued and outstanding WAC Common Stock shares.

(b)Financial Statements. WAC has given SONTECH audited financial statements as of June 30, 2000, including balance sheets, income statements, and cash-flow statements (collectively "Financial Statements").

To the best of WAC's knowledge and belief, these Financial Statements fairly and accurately represent WAC's financial condition as of the date thereof and the consolidated results of its operations for the period covered. To the best of WAC's knowledge and belief, these Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, except as otherwise stated therein; its books and records, whether financial or other, are in all material respects complete, correct, and properly maintained in accordance with good business and accounting practices.

(c)Undisclosed Liabilities. Except as set forth in Schedule 1, at the Effective Time, and since the date of the Statements, to the best of WAC's knowledge and belief, WAC's business has been operated in the ordinary course and

    (i) WAC is aware of no material liabilities or obligations of any nature, whether fixed, contingent, matured, or unmatured, which are not shown or otherwise disclosed in the Financial Statements, except for liabilities and obligations arising in the ordinary course of business, none of which are materially adverse; and

    (ii) to the best of WAC's knowledge and belief, no reserves have been established by WAC and, therefore, are not set forth in the Financial Statements.

(d)Absence of Changes. Except as set forth in Schedule 2, since the Financial Statements' preparation date, to the best of WAC's knowledge and belief, the business of WAC has been operated in the ordinary course and there has not been:

    (i)any material adverse change in the company's condition (financial or otherwise), assets, liabilities, earnings, net worth, business or prospects over and for this period, in the aggregate, or at any specific time during the period;

    (ii)any damage, destruction, or loss (whether covered by insurance or not) materially adversely affecting WAC or its businesses;

    (iii)any declaration, set-aside, or payment of any dividend or other distribution with respect to any WAC capital stock shares, or any direct or indirect redemption, purchase, or other acquisition of any such stock;

    (iv)any stock issuance or sale by WAC or agreement to sell any of its securities; or

    (v)any statute, rule, regulation, or order adopted (including orders of regulatory authorities with jurisdiction over WAC or its business) which materially adversely affects WAC or its business affairs.

(e)Litigation and Claims. Except as set forth in Schedule 3, or in the Financial Statements, WAC is unaware of any material actions, suits, claims, investigations, legal proceedings, administrative proceedings, or arbitration proceedings pending or threatened against WAC, its assets or business, whether at law or in equity, before or by any federal, state, municipal, local, foreign, or other governmental department, commission, board, bureau, agency, or other instrumentality. Moreover, WAC does not know of any threat of such litigation or of any basis for any such action, suit, claim, investigation, or proceeding.

(f)Due Organization and Qualification. WAC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. It is qualified to do business and is in good standing in each state where it is required to be so qualified and where such qualification is material to its business. WAC has the power to own its properties and assets and to carry on its business as such is now presently conducted. The Certificate of Incorporation and Bylaws of WAC that are to be in effect on the Effective Time, have been delivered to SONTECH and are made a part hereof.

(g)Tax Matters. Except as set forth in Schedule 5, WAC has filed all federal, state, and local tax or related returns and reports due or required to be filed by appropriate law or regulation. The filed reports accurately and materially reflect in all respects the tax amounts. WAC has paid all amounts of taxes or assessments which would be delinquent if not paid as of this Agreement's date, other than those taxes or charges that are being contested in good faith or that have not yet been finally determined.

(h)Material Agreements and Employment Contracts. Schedule 6 contains a true and complete list (with brief descriptions) of all written or oral contracts, agreements (including employment agreements), mortgages, obligations, understandings, arrangements, restrictions, and other instruments to which WAC is a party or by which WAC or its assets may be bound. True and correct copies of all items set forth on Schedule 6 have been or will be made available to SONTECH prior to Closing. Except as set forth in Schedule 6, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended (plans to which WAC and its Subsidiaries, if any, or any of their ERISA Affiliates, contributes or is obligated to make payments or meet any liability ("WAC Pension Benefit Plans"), covering employees (or former employees), that are maintained or contributed to by WAC, any of its subsidiaries, or any of their ERISA Affiliates (as hereinafter defined)). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, which includes the referenced person or its Subsidiaries. No event has occurred (whether with or without notice, lapse of time, or the happening or occurrence of any other event) which would constitute a default under any of the agreements set forth in Schedule 6.

(i)Title to Property and Related Matters. WAC has good and marketable title to all properties, interests in properties, and assets, whether real, personal, or mixed, of any kind or character, that are reflected as being owned by it on the Financial Statements or that have been acquired after the Financial Statements' effective date. Such title is free and clear of any liens or encumbrances, except

    (i) those to which the Financial Statements refer,

    (ii) those set forth in Schedule 7, and

    (iii) liens for current taxes not yet delinquent.

Except as set forth in Schedule 7, and except for matters that may arise in the ordinary course of business, WAC's assets are in good operating condition and repair. To the best of knowledge of WAC, there does not exist any condition that would materially interfere with the use of any such asset in the ordinary course of WAC's business.

(j)Corporate Records. WAC's corporate documents, records, and minute books are complete and correct. SONTECH shall have the right to review all corporate records of WAC prior to the Effective Time.

(k)Licenses, Trademarks and Trade Names. Schedule 8 contains a true and complete list of all licenses and all trademarks, trade names, service marks, copyrights, know-how, patents, and applications for any of the foregoing owned by or registered in WAC's name. There are no pending or threatened claims or litigation against WAC that contest this right to use any of the trademarks, trade names, and/or know-how, that contest the validity of any of the licenses, copyrights, and patents (as listed on Schedule 8), or that assert the misuse of any such asset, and there has never been any such claim or litigation.

(l)Corporate Authority. WAC is authorized to enter into this Agreement and has taken all corporate action necessary to authorize this Agreement's execution, full performance, and general consummation of the transactions contemplated herein. The execution, delivery, and performance of this Agreement by WAC will not be in conflict with or constitute a default under any provisions of applicable law, WAC's Certificate of Incorporation or Bylaws, or any agreement or instrument to which WAC is a party or by which it or its assets are otherwise bound.

(m)Binding Obligation of WAC. This Agreement constitutes a valid and binding agreement by WAC, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting, or affecting the enforcement of creditors' rights generally; and neither the execution and delivery of this Agreement, the consummation by WAC of the transactions contemplated hereby, nor the compliance with any provisions hereof, will violate any statute, law, rule, regulation, order, writ, injunction, or decree of any court or governmental authority. Further, performance will not violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation, or acceleration under) the terms, conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement, or restriction of any kind to which WAC is a party or by which WAC or its properties may otherwise be bound.

(n)Capitalization. The authorized capitalization of WAC is as set forth in the Financial Statements. Except as set forth in said Schedules 2 or 9, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of WAC's securities which are not reflected in the Financial Statements or in Schedules 2 or 9.

(o)Full Disclosure. WAC has, and at the Effective Time will have, disclosed to SONTECH all known events, conditions, and facts that materially affect its business and prospects. WAC has not and will not have, at the Effective Time, withheld disclosure of any events, conditions, or facts of which it may have knowledge, or have had reasonable grounds to know, may materially adversely affect its business and prospects.

(p)Finders or Brokers. Except as set forth in Schedule 6, neither WAC nor any Subsidiary of WAC has employed any investment banker, broker, finder, or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission, the receipt of which is conditioned wholly or partly upon the Reorganization's consummation.

(q)Employment Agreements. WAC has entered into no employment agreements, except those identified on Schedule 6.

(r)Share Ownership. To the best knowledge of WAC, the shares of WAC Common Stock are owned, of record and beneficially, as specified on Exhibit "A", free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned, or otherwise transferred, except pursuant to this Agreement.

(s)Approvals Required. To the best WAC 's knowledge, no approval, authorization, consent, order, or other action of, or filing with, any person, firm, corporation, or any court is required in connection with the execution and delivery of this Agreement by WAC or the consummation of the transactions described herein,

    (i)except as disclosed herein; and

    (ii)except to the extent that the parties are required to obtain the approval of any governmental authority or administrative agency, or to file reports in accordance with relevant regulations under federal and state securities and tax laws.

3.02.SONTECH Representations and Warranties. SONTECH, as a material inducement to WAC to enter into this Agreement and to consummate the transactions contemplated by this Agreement, makes the following representations and warranties to WAC, which will be true and correct in all material respects at the Effective Time:

(a)Shares of SONTECH Common Stock. The New Certificates to be delivered to WAC's shareholders at Closing will be valid and legally issued shares of SONTECH Investment Common Stock, free and clear of all liens, encumbrances, and preemptive rights, and will be both fully-paid and non-assessable.

(b)Due Authorization and Qualification. This Agreement has been duly authorized, executed, and delivered by SONTECH, and constitutes a legal, valid, and binding obligation of SONTECH, enforceable in accordance with the Agreement's terms; no consent of any federal, state, municipal, or other governmental authority is required by SONTECH for the execution, delivery or performance of this Agreement by SONTECH. No consent of any party to any contract or agreement to which SONTECH is a party or by which any of their respective property or assets are subject is required for the execution, delivery, or performance of this Agreement by SONTECH.

(c)Financial Statements. SONTECH has given WAC audited financial statements as of June 30, 2000, including balance sheets, income statements, and cash-flow statements (collectively "Statements"). To the best of WAC's knowledge and belief, these Statements fairly and accurately reflect SONTECH's financial condition as of the dates thereof and the results of operations for the periods reflected therein. To the best of WAC's knowledge and belief, these Statements have been prepared in accordance with generally accepted accounting principles (GAAP), consistently applied, except as otherwise stated therein; and its books and records, whether financial or other, are in all material respects complete, correct, properly maintained in accordance with good business and accounting practices.

(d)Undisclosed Liabilities. Except as set forth in Schedule 10, at the Effective Time, and since the date of the Statements, to the best of SONTECH's knowledge and belief, SONTECH's business has been operated in the ordinary course and

    (i) SONTECH is aware of no material liabilities or obligations of any nature, whether fixed, contingent, matured, or unmatured, which are not shown or otherwise disclosed in the Statements; and

    (ii) all reserves established by SONTECH and set forth in the Statements are adequate, and there are no material loss contingencies (as that term is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) which are not adequately provided for.

(e)Absence of Changes. Except as set forth in Schedule 11, since the Statements' preparation date, to the best of SONTECH's knowledge and belief, the business of SONTECH has been operated in the ordinary course and there has not been:

    (i)any material adverse change in the company's condition (financial or otherwise), assets, liabilities, earnings, net worth, business or prospects over and for this period, in the aggregate, or at any specific time during the period;

    (ii)any damage, destruction, or loss (whether covered by insurance or not) materially adversely affecting SONTECH or its businesses;

    (iii)any declaration, set-aside, or payment of any dividend or other distribution with respect to any SONTECH capital stock shares, or any direct or indirect redemption, purchase, or other acquisition of any such stock;

    (iv)any stock issuance or sale by SONTECH or agreement to sell any of its securities; or

    (v)any statute, rule, regulation, or order adopted (including orders of regulatory authorities with jurisdiction over SONTECH or its business) which materially adversely affects SONTECH or its business affairs.

(f)Litigation and Claims. Except as set forth in Schedule 12, or in the Statements, SONTECH is unaware of any material actions, suits, claims, investigations, legal proceedings, administrative proceedings, or arbitration proceedings pending or threatened against SONTECH, its assets or business, whether at law or in equity, before or by any federal, state, municipal, local, foreign, or other governmental department, commission, board, bureau, agency or other instrumentality. Moreover, SONTECH does not know of any threat of such litigation or of any basis for any such action, suit, claim, investigation, or proceeding.

(g)Due Organization and Qualification. SONTECH is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. It is qualified to do business and is in good standing in each state where it is required to be so qualified and where such qualification is material to its business. SONTECH has the power to own its properties and assets and to carry on its business as such is now presently conducted. The Certificate of Incorporation and Bylaws of SONTECH that are to be in effect on the Effective Time, have been delivered to SONTECH and are made a part hereof.

(h)Tax Matters. SONTECH has filed all federal, state, and local tax or related returns and reports due or required to be filed by appropriate law or regulation. The filed reports accurately and materially reflect in all respects the tax amounts due and owing. SONTECH has paid all amounts of taxes or assessments which would be delinquent if not paid as of this Agreement's date, other than those taxes or charges that are being contested in good faith or that have not yet been finally determined.

(i)Breach of Agreements. SONTECH has not breached, and SONTECH is not aware of any pending or threatened claims or any legal bases for claims that SONTECH has breached, any contract or other agreement; nor is it aware of an event which, with the passing of time, would constitute a breach of any of the terms or conditions of any agreements, contracts, or commitments to which SONTECH is a party or by which SONTECH or its assets are bound. SONTECH's execution, delivery, and performance of this Agreement will not be in conflict with or constitute a default under any provisions of applicable law, SONTECH's Certificate of Incorporation, its Bylaws, or any agreement or instrument to which SONTECH is a party or by which it or its assets are bound.

(j)Capitalization. The authorized capitalization of SONTECH is set forth in the Statements and in Schedule 17. Except as so set forth, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options, or related commitments of any nature to issue any of SONTECH's securities which have not been reflected therein. All SONTECH outstanding shares of capital stock have been duly authorized, validly issued, and are fully paid and non-assessable; all such shares were issued in compliance with all applicable federal and state securities laws. Except as set forth in the Statements, or in Schedule 15, and except for the issuances of securities contemplated by this Agreement between SONTECH and WAC with respect to the acquisition of WAC by SONTECH, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options, or related commitments of any nature to issue any of SONTECH's securities.

(k)Full Disclosure. SONTECH has, and at the Effective Time will have, disclosed to WAC all events, conditions, and facts materially affecting the business and prospects of SONTECH; SONTECH has not and will not have, at the Effective Time, withheld disclosure of any events, conditions, and facts which it may have knowledge of, or have reasonable grounds to know of, that may materially or adversely affect the business and prospects of SONTECH.

(l)Title to Property and Related Matters. SONTECH has good and marketable title to all properties, interests in properties, and assets, whether real, personal, or mixed, of any kind or character, that are reflected as being owned by it on the Financial Statements or that have been acquired after the Financial Statements' effective date. Such title is free and clear of any liens or encumbrances, except

    (i) those to which the Financial Statements refer,

    (ii) those set forth in Schedule 14, and

    (iii) liens for current taxes not yet delinquent.

Except as set forth in Schedule 14, and except for matters that may arise in the ordinary course of business, SONTECH'S assets are in good operating condition and repair. To the best of knowledge of SONTECH, there does not exist any condition that would materially interfere with the use of any such asset in the ordinary course of SONTECH's or WAC'S respective businesses.

(m)Compliance, Governmental Authorization. Except as set forth in Schedule 14, SONTECH has complied in all respects with all federal, state, local, or foreign laws, ordinances, regulations, and orders applicable to its business, including, without limitation, federal and state securities laws applicable to all offerings prior to the Effective Time. SONTECH has all federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business; such licenses, permits, and/or exemptions are in full force and effect. SONTECH knows of no violations of any such licenses, permits, or exemptions, and no proceedings are pending or threatened to revoke or limit the use of such licenses, permits, or exemptions.

(n)Brokerage Fees. SONTECH has not incurred, nor will it incur, any liability for brokerage or finder's fees or similar charges in connection with this Agreement or with any of the transactions contemplated hereby.

(o)Public Statements. SONTECH will deliver to WAC's management any public documents which report the completion of this transaction so that WAC's management may review and, if acceptable, approve the descriptions contained therein of SONTECH and the terms of the transactions accomplished by this Agreement;

(p)Regulatory Filings. SONTECH will deliver to WAC's management, with a copy to its counsel (at the addresses set forth herein), all reports, registration statements, and other documents, as filed with the Securities and Exchange Commission and or National Association of Securities Dealers, Inc.

(q)Material Agreements and Employment Contracts. Schedule 16 contains a true and complete list (with brief descriptions) of all written or oral contracts, agreements (including employment agreements), mortgages, obligations, understandings, arrangements, restrictions, and other instruments to which SONTECH is a party or by which SONTECH or its assets may be bound. True and correct copies of all items set forth on Schedule 16 have been or will be made available to WAC prior to Closing. Except as set forth in Schedule 16, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended (plans to which SONTECH and its Subsidiaries, if any, or any of their ERISA Affiliates, contributes or is obligated to make payments or meet any liability ("SONTECH Pension Benefit Plans"), covering employees (or former employees), that are maintained or contributed to by SONTECH, any of its subsidiaries, or any of their ERISA Affiliates (as hereinafter defined). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, which includes the referenced person or its Subsidiaries. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any of the agreements set forth in Schedule 16.

(r)Corporate Records. SONTECH's corporate documents, records, and minute books are complete and correct. WAC has the right to review all corporate records of SONTECH prior to the Effective Time.

(s)Corporate Authority. SONTECH is authorized to enter into this Agreement and has taken all corporate action necessary to authorize this Agreement's execution and performance of the transactions contemplated herein. The execution, delivery, and performance of this Agreement by SONTECH will not be in conflict with or constitute a default under any provisions of applicable law, SONTECH's Certificate of Incorporation, SONTECH's Bylaws, or any agreement or instrument to which SONTECH is a party or by which it or its assets are bound.

(t)Binding Obligation of SONTECH. This Agreement constitutes a valid and binding agreement by SONTECH, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting, or affecting the enforcement of creditors' rights generally; and neither the execution and delivery of this Agreement, the consummation by SONTECH of the transactions contemplated hereby, nor the compliance with any provisions hereof, will violate any statute, law, rule, regulation, order, writ, injunction, or decree of any court or governmental authority. Further, performance will not violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation, or acceleration under) the terms, conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement, or restriction of any kind to which SONTECH is a party or by which SONTECH or its properties may otherwise be bound.

                                  ARTICLE IV
                                  COVENANTS

4.01.Covenants of WAC. WAC, as a material inducement to SONTECH to enter into this Agreement and consummate the transactions contemplated in this Agreement, covenants, promises, and agrees to the following:

(a)Conduct of Business. Except as contemplated by this Agreement or as expressly agreed to in writing by SONTECH, during the period from this Agreement's date to the Effective Time, WAC will conduct its operations according to its ordinary and usual course of business, consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees, and to maintain satisfactory relationships with registered representatives, clearing firms, suppliers, customers, and others having business relationships with it. It will take no action that would adversely affect its ability to consummate the Reorganization or the other transactions contemplated hereby.

(b)No Solicitation. WAC agrees that subsequent to the execution date hereof, it shall not, and shall not authorize or permit its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate, or encourage (including by way of furnishing or disclosing information) any merger, consolidation, or other business combination involving WAC, the acquisition of all or any substantial portion of the assets or capital stock of WAC, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (a "WAC Transaction"). Neither shall it negotiate, explore, or otherwise communicate in any way with any third party (other than SONTECH or its affiliates) with respect to any WAC Transaction or enter into any agreement, arrangement, or understanding requiring it to abandon, terminate or fail to consummate the Reorganization or any other transactions contemplated by this Agreement. WAC is and shall be obligated to immediately advise SONTECH of any inquiries or proposals relating to an WAC Transaction.

(c)WAC Actions. WAC shall not take, or omit to take, any action within its reasonable control that would

    (i) cause a breach of any representation or warranty of WAC contained in this Agreement such that the Closing conditions set forth in Section 4.02(a) would not be satisfied; or

    (ii)  prevent fulfillment of any conditions in Article IV.

4.02.Covenants of SONTECH. SONTECH, as a material inducement to WAC to enter into this Agreement and consummate the transactions contemplated in this Agreement, covenants, promises, and agrees to the following:

(a)Conduct of Business. Except as contemplated by this Agreement or as expressly agreed to in writing by WAC, during the time period from this Agreement's date to the Effective Time, SONTECH will conduct its operations according to its ordinary and usual course of business, consistent with past practice, and will use all commercially reasonable efforts to preserve intact its initial capital, to keep available the services of its officers and employees, and to maintain satisfactory relationships with existing and prospective suppliers, customers, registered representatives, clearing firms, and others having existing or prospective business relationships with SONTECH. It will take no action that would adversely affect its ability to consummate the Reorganization or the other transactions contemplated hereby.

(b)No Solicitation. SONTECH agrees that subsequent to the execution date hereof, it shall not, and shall not authorize or permit its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate, or encourage (including by way of furnishing or disclosing information) any merger, consolidation, or other business combination involving SONTECH, the acquisition of all or any substantial portion of the assets or capital stock of SONTECH, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (a "SONTECH Transaction"). Neither shall it negotiate, explore, or otherwise communicate in any way with any third party (other than WAC or its affiliates) with respect to any SONTECH Transaction or enter into any agreement, arrangement, or understanding requiring it to abandon, terminate or fail to consummate the Reorganization or any other transactions contemplated by this Agreement. SONTECH is and shall be obligated to immediately advise WAC of any inquiries or proposals relating to a SONTECH Transaction.

Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for any merger, consolidation, or other business combination primarily involving the securities brokerage business or inquiries or proposals concerning any of the foregoing or which or may reasonably be expected to lead to any of the foregoing (a "Broker-Dealer Transaction") from a bona fide financially capable third party or member of the National Association of Securities Dealers, Inc., SONTECH may furnish non-public information to, and negotiate with, such third party only if

    (i) SONTECH shall have provided two business days' written notice to WAC of such proposal and WAC approves the proposed Broker-Dealer Transaction, or

    (ii) SONTECH's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to SONTECH, shall have determined that failure to take the proposed action, furnish such information, or to commence negotiations would be inconsistent with such Board of Directors' fiduciary duties.

(c)SONTECH Actions. SONTECH shall not take, or omit to take, any action within its reasonable control, which would

    (i) cause a breach of any representation or warranty of WAC contained in this Agreement such that the Closing conditions set forth in Section 7.02(a) would not be satisfied; or

    (ii) prevent fulfillment of any conditions in Article VII.

(d)Agreement to Vote. The majority of owners of all of the shares of SONTECH Common Stock shall agree to vote their shares of SONTECH Common Stock in favor of approving this Agreement and the transactions contemplated hereby and not to approve or support any competing transaction.

4.03.Covenants of SONTECH and WAC. SONTECH and WAC, as mutual material inducements to enter into this Agreement and consummate the transactions contemplated herein, promise, covenant, and agree, each with the other, to the following:

(a)Access to Information. From this Agreement's date until the Effective Time, WAC will give SONTECH and its authorized representatives (including counsel, consultants, accountants, auditors, broker-dealer regulatory counsel, and broker-dealer regulatory agents) reasonable access, in light of this Agreement's terms, and during normal business hours, to all WAC facilities, personnel, and operations. WAC will also grant reasonable access to all of its books and records; it will permit SONTECH to make such inspections as SONTECH may reasonably require or request, from time to time, (including, without limitation, any agreements for the issuance of securities or agreements with potential registered representatives deemed necessary by SONTECH) and it will cause its officers and counsel to furnish SONTECH with such financial, operating data, and other information with respect to the business carried on and proposed to be carried on by WAC.

From this Agreement's date until the Effective Time, SONTECH will give WAC and its authorized representatives (including counsel, consultants, accountants, auditors, broker-dealer regulatory counsel, and broker-dealer regulatory agents) reasonable access, in light of this Agreement's terms, and during normal business hours, to all SONTECH facilities, personnel, and operations. SONTECH will also grant reasonable access to all of its books and records; it will permit WAC to make such inspections as WAC may reasonably require or request, from time to time, (including, without limitation, any agreements for the issuance of securities or agreements with potential registered representatives deemed necessary by SONTECH) and it will cause its officers and counsel, and those of its Subsidiaries, to furnish SONTECH with such financial, operating data, and other information with respect to the business and properties of SONTECH as WAC may from time to time reasonably request.

(b)Commercially Reasonable Efforts. Other Efforts. Subject to this Agreement's terms and conditions, WAC and SONTECH shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper, or appropriate, under all applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including, without limitation,

    (i) filing the appropriate notification and request for approval of change of control with the National Association of Securities Dealers ("NASD") and using all commercially reasonable efforts to respond as promptly and as practicable to all inquiries received from the NASD for additional information or documentation, and

    (ii) obtaining all necessary third-party consents, approvals, or waivers, which are required in order to consummate the Reorganization and the other transactions, contemplated hereby.

To each party's knowledge, Schedule 6 lists all such material consents, approvals, or waivers that must be obtained by WAC and SONTECH, respectively. SONTECH shall not take any action that would cause WAC to fail to perform its obligations hereunder. WAC shall not take any action that would cause SONTECH to fail to perform its obligations hereunder.

(c)Public Announcements. Before issuing any press release or otherwise making any public statement with respect to the Reorganization, or any of the other transactions contemplated hereby, WAC and SONTECH will consult with, and obtain the consent of, each other as to the statement's form and substance. Neither party shall issue any such press release or make any such public statement prior to obtaining such consent, except as may be required by law or pursuant to any order of any court, governmental agency, tribunal, or regulatory authority.

(d)Notification of Certain Matters. WAC and SONTECH shall each give prompt notice to the other party of any notice of, or other communication relating to, a default or event which, with notice, lapse of time, or both, would become a default, received by either party subsequent to this Agreement's date and prior to the Effective Time, where such a notice could be reasonably expected to have a material adverse effect upon either party. Each party shall give the other prompt notice of

    (i) any notice or other communication from a third party alleging that the consent of such third party is or may be required in connection with the Reorganization or any other transactions contemplated by this Agreement, or

    (ii) any notice or other communication from any third party alleging and act or thing which could be reasonably expected to have a material adverse effect upon WAC or a material adverse effect upon SONTECH.

(e)Expenses. Except as set forth in Section 7.05, WAC and SONTECH shall each bear their respective expenses incurred in connection with the Reorganization, including, without limitation, the preparation, execution, and performance of this Agreement and the transactions contemplated hereby; this provision also applies to all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

(f)Failure to Take Action. Neither WAC nor SONTECH will take any action, or fail to take any action, if such action (or failure to act) would reasonably be expected to cause the Reorganization to fail to qualify as a reorganization within the meaning of Code Section 368(a)1)(B).

(g)Exhibits, Closing Statements and Schedules. WAC and SONTECH agree that, as promptly as possible upon this Agreement's execution, they will negotiate in good faith, finalize, and attach all necessary exhibits to this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO PARTIES' OBLIGATIONS

5.01.Conditions Precedent to WAC's Obligations. All of WAC's obligations under this Agreement are subject to the fulfillment, prior to or on the Effective Time, of each of the following conditions:

(a)Accuracy of Representations and Warranties. SONTECH's representations and warranties (contained in this Agreement or in any certificate or document delivered to WAC pursuant to the provisions hereof) must be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time.

(b)Compliance with Covenants. SONTECH must have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with prior to or at the Effective Time.

(c)Form of New Certificates. The New Certificates delivered to the shareholders of WAC and their respective counsel shall conform in all material respects to the form of such New Certificates attached as Exhibit "B."

(d)Approval by Counsel. SONTECH shall have delivered all exhibits and schedules required herein to WAC or its stockholders, as the case may be, and such exhibits and schedules shall have been reasonably acceptable to WAC, its stockholders, and their respective counsel.

(e)Opinion of Counsel. SONTECH shall have delivered to WAC an opinion of SONTECH's counsel in the form of Exhibit "E", dated the Effective Time, to the effect that:

    (i) SONTECH is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

    (ii) SONTECH has the corporate power to carry on its respective businesses as they are now being or have been conducted;

    (iii) This Agreement has been duly authorized, executed and delivered by SONTECH; it is a valid and binding obligation of SONTECH, enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights and remedies generally or by general equity principles (and excepting specific performance as a remedy);

    (iv) SONTECH has taken all corporate action necessary for its due performance under this Agreement;

    (v) The execution and delivery by SONTECH of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any provisions of, SONTECH's Certificate of Incorporation or Bylaws; neither will such actions, to the best of such counsel's knowledge after inquiry and based upon information provided by SONTECH, constitute a default or give rise to a rights of termination, acceleration, or cancellation under any agreement to which SONTECH or any of its properties are bound. Execution and delivery will not violate any court order, writ, or decree of injunction applicable to SONTECH;

    (vi) Counsel does not know, after inquiry, of any actions, suits, or other legal proceedings or investigations pending, threatened against, relating to, or materially adversely affecting SONTECH;

    (vii) The authorized and, to such counsel's best knowledge after inquiry, outstanding capitalization of SONTECH is as set forth in Section 5.03(j); all of the outstanding shares of SONTECH's capital stock are validly issued, fully-paid, and non-assessable, without preemptive rights. To the best of counsel's knowledge after inquiry, there are no outstanding subscriptions, options, rights, warrants, or other transfer agreements (whether oral or written), other than as set forth in Section 3.02(j) of this Agreement.

(f)Officer's Certificate. There shall have been delivered to WAC an officer's certificate, executed by SONTECH'S president to the effect that all of SONTECH's representations and warranties as set forth herein are true and complete in all material respects as of the Effective Time, and that SONTECH has complied in all material respects with the Closing Time's required (by the Closing Time) covenants and agreements (as set forth herein) substantially in the form of Exhibit "G-1" hereto.

(g)Closing Financial Statements. SONTECH shall deliver to WAC unaudited financial statements (the "Closing Statements") dated no earlier than five days prior to the Effective Time. The Closing Statements shall fairly and accurately reflect SONTECH's consolidated financial condition as of the dates thereof. The Closing Statements shall fairly and accurately reflect the results of operations for the period reflected therein, and they shall reflect no materially adverse change in the financial condition or results of operations derived from the unaudited Statements. The Closing Statements shall be prepared in accordance with generally accepting accounting principles, consistently applied, except as otherwise stated therein.

5.02.Conditions Precedent to Obligations of SONTECH. All obligations of SONTECH under this Agreement are subject to the fulfillment, prior to or on the Effective Time, of each of the following conditions:

(a)Accuracy of Representations and Warranties. WAC's representations and warranties (contained in this Agreement or in any certificate or document delivered to SONTECH pursuant to the provisions hereof) must be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time.

(b)Compliance with Covenants. WAC shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Effective Time.

(c)Approval by Counsel. WAC shall have delivered all of the exhibits and schedules required herein to SONTECH, and such exhibits and schedules shall have been reasonably acceptable to SONTECH and its counsel.

(d)Opinion of Counsel. WAC shall have delivered to SONTECH an opinion of WAC's counsel, in the form of Exhibit "F" hereto, dated the Effective Time, to the effect that:

    (i) WAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

    (ii) WAC has the corporate power to carry on its respective businesses as they are now being or have been conducted;

    (iii) This Agreement has been duly authorized, executed and delivered by WAC; it is a valid and binding obligation of WAC, enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights and remedies generally or by general equity principles (and excepting specific performance as a remedy);

    (iv) WAC has taken all corporate action necessary for its due performance under this Agreement;

    (v) The execution and delivery by WAC of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any provisions of, WAC's Certificate of Incorporation or Bylaws; neither will such actions, to the best of such counsel's knowledge after inquiry and based upon information provided by WAC, constitute a default or give rise to a rights of termination, acceleration, or cancellation under any agreement to which WAC or any of its properties are bound. Execution and delivery will not violate any court order, writ, or decree of injunction applicable to WAC;

    (vi) Counsel does not know, after inquiry, of any actions, suits, or other legal proceedings or investigations pending, threatened against, relating to, or materially adversely affecting WAC;

    (vii) The authorized and, to such counsel's best knowledge after inquiry, outstanding capitalization of WAC is as set forth in Section 5.03(j); all of the outstanding shares of WAC's capital stock are validly issued, fully-paid, and non-assessable, without preemptive rights. To the best of counsel's knowledge after inquiry, there are no outstanding subscriptions, options, rights, warrants, or other transfer agreements (whether oral or written), other than as set forth in Section 3.01(n) of this Agreement.

(e)Officers' Certificate. There shall have been delivered to SONTECH a certificate executed by WAC's president to the effect that all of WAC's representations and warranties as set forth herein are true and complete in all material respects as of the Effective Time, and that WAC has complied in all material respects with the required (by the Closing Time) covenants and agreements (as set forth herein) substantially in the form of Exhibit "G-2" hereto.

(f)Closing Financial Statements. WAC shall deliver to SONTECH unaudited financial statements (the "Closing Financial Statements") dated no earlier than five days prior to the Effective Time. The Closing Financial Statements shall fairly and accurately reflect WAC's consolidated financial condition as
of the dates thereof.   The Closing Financial Statements shall fairly and
accurately reflect the results of operations for the period reflected therein, and they shall reflect no material adverse change in the financial condition or results of operations from the unaudited Financial Statements. The Closing Statements shall be prepared in accordance with generally accepting accounting principles, consistently applied, except as otherwise stated therein.

5.03.Conditions Precedent to Obligations of WAC and SONTECH. Each party's respective obligations to effect the Reorganization shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

(a)WAC Stockholder Approval. The approval of the Reorganization, including the execution and performance of this Agreement and all transactions contemplated hereby, by a majority of the outstanding shares of WAC Common Stock shall have been obtained.

(b)Certain Proceedings. No writ, order, decree, or injunction of a court of competent jurisdiction or governmental entity shall have been entered against SONTECH which prohibit or restrict the consummation of the Reorganization, and no similar such proceeding shall have been threatened or commenced by any governmental entity which seek to prohibit or restrict the consummation of the Reorganization.

                                  ARTICLE VI
                                   CLOSING

6.01.Time and Place. Subject to the provisions of Articles V and VII, the Reorganization's closing (the "Closing") shall take place at the offices of SONTECH, or at such other place as the parties may agree upon, as soon as practicable but in no event later than 9:30 A.M., local time, on the second business day after October 17, 2000, or the date upon which each of the conditions set forth in Article V have been satisfied or waived by the party or parties entitled to the benefit of such conditions, whichever first occurs; or at such other place, at such other time, or on such other date as WAC and SONTECH may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

6.02.Documents at Closing. At the Closing, the following transactions shall occur, and all such transactions will be deemed to occur simultaneously:

(a)Documents by WAC. WAC will deliver, or cause to be delivered, to SONTECH the following:

    (i) stock certificates for the shares of WAC common stock being exchanged pursuant to this Agreement, duly endorsed or with stock powers attached in blank but subject to a customary restrictive stock legend.

    (ii) a certificate of the president and secretary of WAC to the effect that all representations and warranties made by WAC under this Agreement are true and correct as of the Effective Time, as though originally given to SONTECH on said date, attaching thereto the following:

     (A)certified copy of resolutions of WAC authorizing this Agreement;

     (B)WAC Certificate of Incorporation, as amended to the Closing Time;

     (C)WAC Bylaws, as amended to the Closing Time;

     (D)a Certificate from the Delaware Secretary of State dated at or about the date of Closing that WAC is in good standing under the laws of said state;

    (iii)  the opinions of WAC's counsel set forth herein; and

    (iv) other such instruments, documents, and certificates, if any, as are required to be delivered pursuant to this Agreement's provisions, or which may be reasonably requested in furtherance of this Agreement's provisions.

(b)Documents by SONTECH. SONTECH will deliver, or cause to be delivered, to WAC the following:

    (i) the New Certificates, in the form of Exhibit "B" hereto, representing the shares of SONTECH Common Stock which SONTECH has agreed to deliver pursuant to Section 1.01(a);

    (ii) a certificate of the president and secretary of SONTECH, to the effect that all representations and warranties of SONTECH made under this Agreement are reaffirmed at the Effective Time, as though originally given to Stockholder and SONTECH on said date attaching thereto the following:

     (A)Certified copy of resolutions of SONTECH authorizing this Agreement;

     (B)Certificate of Incorporation of SONTECH as amended to the Closing
Time;

     (C)Bylaws of SONTECH as amended to the Closing Time;

     (D)a Certificate from the Nevada Secretary of State dated at or about the date of Closing that SONTECH is in good standing under the laws of said state;

    (iii)  the opinions of SONTECH's counsel set forth herein; and

    (iv)  unaudited financial statements of SONTECH; and

    (v) such other instruments and documents, if any, that are required to be delivered pursuant to this Agreement's provisions, or which may be reasonably requested in furtherance of this Agreement's provisions.

                                 ARTICLE VII
                         TERMINATION AND ABANDONMENT

7.01.Termination. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of WAC or SONTECH:

(a)Mutual Consent. The Reorganization may be abandoned any time prior to the Effective Time by mutual consent of the Boards of Directors of WAC and SONTECH;

(b)Order of Judicial or Regulatory Authority. The Reorganization may be abandoned at any time prior to the Effective Time by either WAC or SONTECH, if any court of competent jurisdiction in the United States or other governmental body in the United States, other than at the request of the parties, or any affiliate of the parties, in seeking to terminate this Agreement pursuant to this clause (b), shall have issued an order (other than a temporary restraining order), decree, or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Reorganization, and such order, decree, ruling, or other action shall have become final and nonappealable.

7.02.Termination by WAC. This Agreement may be terminated, and the Reorganization may be abandoned, by action of WAC's Board of Directors, at any time prior to the Effective Time, before or after the approval by the stockholders of WAC, if

(a) SONTECH shall have failed to comply in any material respect with any of the covenants or agreements to be complied with or performed by SONTECH at or prior to such date of termination that are contained in Articles V and VII of this Agreement, or

(b) there exists a breach or breaches of any SONTECH representation or warranty contained in this Agreement such that the Closing conditions (set forth in Section 5.01) would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to SONTECH of written notice of such breach or breaches.

7.03.Termination by SONTECH. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, before or after the approval by SONTECH's stockholders, by action of SONTECH's Board of the Directors, if

(a) WAC shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by WAC at or prior to such date of termination, or

(b) there exists a breach or breaches of any representation or warranty of WAC contained in this Agreement such that the Closing conditions set forth in
Section 5.02 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to WAC of written notice of such breach or breaches.

7.04.Procedure for Termination. In the event of termination and abandonment of the Reorganization by WAC or SONTECH pursuant to this Article IX, written notice thereof shall immediately be given to the other.

7.05.Effect of Termination and Abandonment. In the event of this Agreement's termination and of the Reorganization's abandonment pursuant to this Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein shall relieve any party from liability for any breach of this Agreement.

                                 ARTICLE VIII
                              DISPUTE RESOLUTION

8.1.Agreement Disputes. In the event of a controversy, dispute, or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, or breach of this Agreement or otherwise arising out of, or in any way related to, this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

8.2.Arbitration in Accordance with American Arbitration Association Rules.
All Agreement Disputes shall be settled by arbitration in Salt Lake City, Utah, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within 20 days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

8.3.Final and Binding Awards. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

8.4.Costs of Arbitration. In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs, and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

8.5.Settlement by Mutual Agreement. Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.

                                  ARTICLE IX
                                OTHER MATTERS

9.01.The Closing. The Closing (the "Closing") shall take place upon such date (the "Effective Time") as the parties hereto may mutually agree upon, but shall be no later than October 17, 2000. The Closing shall take place at such place as may be mutually agreed upon by the parties.

9.02.Survivability and Investigations. The respective representations and warranties of WAC and SONTECH contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Closing.

9.03.Nature of Representations and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties, covenants, and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation which they might have made or any other representations, warranties, agreements promises or information, written or oral, made by the other party or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

9.04.Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or to otherwise carry out this Agreement's intent and purposes.

9.05.Waiver of Compliance and Consents. Any failure of WAC, on the one hand, or SONTECH, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by WAC or SONTECH, respectively, only by a written instrument signed by the party granting such a waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.06.

9.06.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified U.S. mail, return receipt requested, to the following addresses, or to such other addresses as are given to other parties in the manner set forth herein:

SONTECH:      SONTECH, INC.
              68 South Main St., Suite 708
              Salt Lake City, UT 84101
              Attn: David H. Timms, President

WAC:          WELLNESSAMERICA.COM CORPORATION
              4241 E. Clinton Avenue
              Fresno, CA 95747

With a copy to:  Craig G. Christensen, Esq.
                 Christensen and Barrus, Inc.
                 2999 Douglas Boulevard, Suite 185
                 Roseville, CA 95661

9.07.Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement,

(a) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision, or agency thereof; and

(b) the term "Subsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors for that corporation is directly or indirectly beneficially owned by such specified corporation, or by any other person of which a majority of the equity interests therein is, directly or indirectly, owned by such specified corporation.

9.08.Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.09.Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

9.10.Binding Effect. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

9.11.Entire Agreement. This Agreement is the entire agreement of the parties, covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

9.12.Severability. If any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

9.13.Default Costs. In the event any party hereto must resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys' fees and other costs from the party in default.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Attest:                                   SONTECH INC.


By:    /s/ signature illegible               By: /s/ David H. Timms
    --------------------------------        ------------------------------
                     , Secretary                 David H. Timms, President



Attest:                                   WELLNESSAMERICA.COM CORPORATION


By: /s/ Rhett B. Hall                     By: /s/ Tariq Faridi
   ---------------------------------         -----------------------------
     Rhett B. Hall , Secretary                Tariq Faridi, Chairman & CEO

Schedule 1
Liabilities of WAC Not Disclosed in Financial Statements
Pursuant to Section 3.01(c)


NONE

Schedule 2
Adverse Changes since the date of the Financial Statements
Pursuant to Section 3.01(d)


NONE

Schedule 3
Litigation
Pursuant to Section 3.01(e)


NONE

Schedule 4
Exceptions to Compliance with Laws and Regulations


NONE

Schedule 5
Exceptions with Respect to Tax Matters
Pursuant to Section 3.01(g)


NONE

Schedule 6
Material Agreements, Employment Contracts and Employee Benefit Plans Pursuant to Sections 3.01(h), (p), and (q), and Section 4.03(b)


NONE

Schedule 7
Exceptions to Title to Properties and List of Real Property
Pursuant to Section 3.01(i)


NONE

Schedule 8
Licenses, Trademarks and Trade Names.
Pursuant to Section 3.01(k)


NONE

Schedule 9
WAC's Capitalization

500,000,000 common-stock shares authorized with 21,849,350 outstanding.


<PAGE
Schedule 10
Liabilities of SONTECH Not Disclosed in Financial Statements
Pursuant to Section 3.02(d)


NONE

Schedule 11
Adverse Changes Since the Date of the Financial Statements
Pursuant to Section 3.02(e)

NONE

Schedule 12
Litigation
Pursuant to Section 3.02(f)


NONE

Schedule 13
Exceptions to Title to Properties
Pursuant to Section 3.02(l)


NONE

Schedule 14
Exceptions to Compliance with Laws and Regulations
Pursuant to Section 3.02(l)


NONE

Schedule 15
Commitments to Issue WAC's Acquisition Securities
Pursuant to Section 3.02(j)


NONE

Schedule 16
Material Agreements, Employment Contracts and Employee Benefit Plans Pursuant to Section 3.02(q)


NONE

Schedule 17
Capitalization of SONTECH
Pursuant to Section 3.02(j)

Fifty-million (50,000,000) shares of common stock authorized.

EXHIBIT A

WAC Common Stock Owned by Stockholders
Pursuant to Section 3.01(a)

Shareholder List as of 10/19/00

Cert. No.:               Issued to:                        No. of  Shares

1                        Agnes Falusi                           10,000
2                        George K. F. Siu                       10,000
3                        Rob Carson                             50,000
4                        Charles D. McGregor                    20,000
5                        Jorja & Jerry Jones                    19,000
6                        Jill Miller                             5,000
7                        James & Janis Platt                    10,000
8                        Paramjit Randhawa & Harminder Badlesha 10,000
9                        Doug Franklin                          10,000
10                       Walter Fe                             l20,000
11                       Tariq Faridi                           50,000
12                       CANCELLED
13                       UNISSUED
14                       Jacques Gaboury                         5,000
15                       Gavin Sheridan                         10,000
16                       Ravi Jobsz                              5,000
17                       Arif Alavdin Merali                     8,000
18                       Yoichi Yamada                           4,500
19                       Misao Okadome                          10,000
20                       Miyoko Nakagami                         5,000
21                       Eriko Whayeb                           18,000
22                       Stephen Greenall                        5,000
23                       Clive Hargreve                         30,000
24                       Andrew Martyr                           3,000
25                       Leonara Limited                        10,000
26                       Gareth Carr                             3,000
27                       Muneyoshi Yamada                        4,500
28                       Masataka Maeyama                        4,500
29                       Steven Bryant                           3,000
30                       David Jurecich                         20,000
31                       Christpher Hodson                       5,000
32                       Mark Fitz                               5,000
33                       Bradley Gowenlock                       5,000
34                       Hidcyuki Ima                            5,000
35                       Daniel Delhomme                        10,000
36                       Gary Thomas                             7,000
37                       Worldlink Properties Ltd.              10,000
38                       Ryutaro Uchlyama                        5,000
39                       Masaki Masubara                         5,000
40                       Andrew Holmes                           2,000
41                       Reece Prewitt                           2,000
42                       James Moyerscough                      12,500
43                       William Dewitt                         10,000
44                       David Gross                            50,000
45                       Shano Hinton                           10,000
46                       Shanna Sanders                         10,000
47                       Deborah Euler                          29,000
48                       Richard Gross                           1,000
49                       Loni Gagnon                            10,000
50                       Joseph Leonello                        19,000
51                       Gennie Spangler                         5,000
52                       Jake Hinton                            50,000
53                       Dennis M. Futrel                      l50,000
54                       Gerald Liss                            50,000
55                       Jacob Hinton                           50,000
56                       David Todd                              2,000
57                       James Burns                             2,500
58                       Jules Wright                            5,000
59                       VOID
60                       Jorja & Jerry Jones                   372,500
61                       VOID
62                       Rob Carson                            100,000
63                       Jean K. Jones & James Jones            30,000
64                       Tyson Stacey                            5,000
65                       Kenneth & Connie Stacy                 10,000
66                       Masaki Matsubara                        2,500
67                       Elaine Spence                          10,000
68                       Elaine Spence                          10,000
69                       Elaine Spence                          10,000
70                       Elaine Spence                          10,000
71                       VOID
72                       Larry Levinson                         10,000
73                       Jacob Hinton                           50,000
74                       Jacob Hinton                           50,000
75                       Jacob Hinton                           50,000
76                       Jacob Hinton                           50,000
77                       Jacob Hinton                           50,000
78                       Jacob Hinton                           10,000
79                       Jacob Hinton                           45,000
80                       Jacob Hinton                           40,000
81                       VOID
82                       Kimberly Limes                         10,000
83                       Deborah Euler                          50,000
84                       Sherri Kanis                           10,000
85                       John Heyman                             1,000
86                       Jacob Hinton                           90,000
87                       Gerald L. Liss                          2,000
88                       Jacob Hinton                           10,000
89                       Jacob Hinton                           10,000
90                       VOID
91                       Craig Kaufman                       2,000,000
92                       Rhett Hall                            500,000
93                       Alden Thomas                           18,000
94                       VOID
95                       Phyllis L. Lilischkies                 50,000
96                       VOID
97                       Pierre Frediere                        15,000
98                       VOID
99                       Genuine Consultants Co. Ltd.          150,000
100                      Christopher Moon                       10,000
101                      Moriaki Tsuchiya                      173,000
102                      Ms. Shizuko Ogawa                      68,000
103                      Alexandre Beaudet                       7,000
104                      Yasumi Sakata                           5,000
105                      Masataka Maeyama                        5,000
106                      Raj Notani                              5,000
107                      Saburo Okadome                         10,000
108                      Martin Michaud                          3,750
109                      David Juracich                         15,000
110                      Andre Sacaguti                          5,000
111                      Takehiko Onuma                          5,000
112                      Tim Lay                                10,000
113                      Andy Martyr                            13,000
114                      Clive Hargraves                         5,000
115                      Jason Bond                              7,500
116                      Andrew Holmes                          10,000
117                      Reece Prewett                          15,000
118                      Masataka Ishida                        10,000
119                      Yuko Ishida                            20,000
120                      Gavin Sheridan                          5,000
121                      Ravi Jobsz                              2,500
122                      Gary Thomas                             8,000
123                      Yoshiaki Chiba                          5,000
124                      Yoichi Yamada                           5,000
125                      Grant Goodger                          25,000
126                      David Tait                              5,500
127                      Steve Fylypchuk                         5,000
128                      Hisato Yamashita                       24,000
129                      Christopher McCaffrey                   5,000
130                      Jason Nesbitt                           5,000
131                      Daniel Delhomme                         5,000
132                      Colin Shepherd                          2,500
133                      Stuart Hutchinson                      10,000
134                      Rupert Lewi                            10,000
135                      JIMA (HK) LIMITED                     200,000
136                      VOID
137                      VOID
138                      VOID
139                      FINNEY MANAGEMENT SERVICES PTY. LTD.  800,000
140                      VOID
141                      VOID
142                      Yasuhiro Fukumura                     250,000
143                      Aki Ishikura                           50,000
144                      Hiroshi Akisada                        50,000
145                      Tonami Oshida                          35,000
146                      Kazuko Matsunami                       10,000
147                      Naoki Aizawa                           15,000
148                      VOID
149                      VOID
150                      VOID
151                      Isamu Ashizawa                         10,000
152                      Masashsi Yamakawa                      25,000
153                      Masaru Kanai                            3,750
154                      Tonami Oshida                          25,000
155                      Yasuko Mukai                            2,500
156                      Yoshie Oyagi                            5,000
157                      Akio Takeda                             2,500
158                      Hiroyuki Naito                          2,500
159                      Atsushi Imaizumi                        2,500
160                      ATHENA CAPITAL JAPAN LIMITED            8,750
161                      ATHENA INVESTMENT MANAGEMENT INC.     170,000
162                      Shigeru Teshirogi                       2,500
163                      Masahiro Watanabe                      23,000
164                      Tina Hetreles                           5,000
165                      Yoshiyasu Tsuda                        10,000
166                      Hideki Mizutani                         7,000
167                      Ichijiro Inoue                          7,000
168                      Masayoshi Kawakami                     13,000
169                      Tsuneko Yoshida                         5,000
170                      Katsuji Fujii                          18,000
171                      Yasuhiko Kobayashi                      5,000
172                      Toyohiko Kobayashi                     10,000
173                      Masaru Seki                            25,000
174                      David Juracich                         10,000
175                      VOID
176                      Barbara Spengler                      575,100
177                      Traditional Herbs                     280,000
178                      Guidance Management                 2,000,000
179                      Tariq Faridi                       10,346,000
180                      NICHOLAS ASSETS LIMITED               125,000
181                      ATHENA INVESTMENT MANAGEMENT INC.      50,000
182                      ATHENA CAPITAL JAPAN LIMITED          150,000
183                      ATHENA CAPITAL PTE LIMITED            100,000
184                      Yasuhiro Fukumura                     200,000



                      SONTECH Common Stock to be Issued
                         Pursuant to Section 1.01(a)



Name                Number of Shares                 Percent of Total
-----               ----------------                -------------------

EXHIBIT B

Form of Certificate of SONTECH Common Stock

(Attached).

EXHIBIT C

Members of the Board of Directors of SONTECH at the Effective Time


       NAME                       NUMBER OF YEARS OF INITIAL TERM
      ------                      --------------------------------

EXHIBIT D

Senior Officers of WAC Acquisition at the Effective Time


NAME                  OFFICE
-----------------     ------------------

Tariq Faridi          President, Director
Rhett B. Hall, DC     Secretary, Director
Barbara Spengler      Director
Stanley Greenburg     Director

EXHIBIT E

Opinion of SONTECH's Counsel

Pursuant to Section 5.01(e)

(Attached).

EXHIBIT F

Opinion of WAC's Counsel

Pursuant to Section 5.02(d)

(Attached).

EXHIBIT G-1

SONTECH Officers' Certificate Concerning Accuracy

Pursuant to Section 5.01(f)

(Attached).

EXHIBIT G-2

WAC Officers' Certificate Concerning Accuracy

Pursuant to Section 5.02(e)


(Attached).

EXHIBIT H
Indexed List of Definitions and Meaning of Terms

A
Agreement, 2
B
Broker-Dealer Transaction, 10
C
Closing, 17
Closing Financial Statements, 14
Closing Statements, 13
Code, 2
E
Effective Time, 2
N
New Certificates, 2
O
Old Certificates, 2
P
person, 18
R
Reorganization, 2
S
SONTECH common stock, 2
Statements, 6
Subsidiary, 18